Exhibit 23.2








                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-74846 and Forms S-8 No. 33-72266, No. 33-85910 and No.
333-17697) pertaining to Individual Investor Group, Inc. of our reports dated March 7, 1997 and March 6, 1996, with respect to the financial statements of WisdomTree Associates, L.P. included in the Annual Report (Form 10-KSB) of Individual Investor Group, Inc. for the year ended December 31, 1996.


                                                 /s/ Ernst & Young LLP


New York, New York
March 20, 1997






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